Exhibit 2.4
19 March 2010
THE EMEA SELLERS
ALAN BLOOM, STEPHEN HARRIS, ALAN HUDSON, DAVID HUGHES AND
CHRISTOPHER HILL AS JOINT ADMINISTRATORS
YARON HAR-ZVI AND AVI D. PELOSSOF AS JOINT ISRAELI ADMINISTRATORS
CIENA CORPORATION

AMENDMENT AGREEMENT
(AMENDMENT NO. 5)
relating to the Asset Sale Agreement relating to the sale
and purchase of the EMEA Assets

AMENDMENT AGREEMENT (AMENDMENT No. 5)
THIS AGREEMENT (the “Amendment”) is made on this 19th day of March 2010.
BETWEEN:
(1)	THE EMEA SELLERS (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which, in the case of the EMEA Debtors (the details of which are set out in Schedule 3 of the Agreement (as defined below)), are acting by their joint administrators Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP of 1 More London Place, London SE1 2AF (other than Nortel Networks (Ireland) Limited (in administration), for which David Hughes of Ernst & Young Chartered Accountants of Harcourt Centre, Harcourt Street, Dublin 2, Ireland and Alan Robert Bloom serve as joint administrators), who act as agents of the EMEA Debtors only and without any personal liability whatsoever (the “Joint Administrators”) and, in the case of the Israeli Company (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which is acting by its joint administrators Yaron Har-Zvi and Avi D. Pelossof, who act as agents of the Israeli Company only and without any personal liability whatsoever (the “Joint Israeli Administrators”);

(2)	THE JOINT ADMINISTRATORS;

(3)	THE JOINT ISRAELI ADMINISTRATORS; and

(4)	CIENA CORPORATION a Delaware corporation (the “Purchaser”).
RECITAL:
A.	On 7 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Asset Sale Agreement (the “ EMEA Agreement”) whereby the EMEA Sellers agreed to sell and transfer to the Purchaser the EMEA Assets (as defined in the EMEA Agreement) for the consideration and upon the terms and subject to the conditions set out in the EMEA Agreement. On the same date the Sellers and the Purchaser entered into the North American Agreement whereby the Sellers agreed to sell and transfer to the Purchaser the Assets (as defined in the North American Agreement) for the consideration and upon the terms and subject to the conditions set out in the North American Agreement.

B.	On 16 October 2009, each of the US Bankruptcy Court and the Canadian Court entered orders approving the North American Agreement and the Bidding Procedures and Bid Protections, subject to certain amendments, as set out in those orders (the “Court Orders”). On 20 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into a deed of amendment (the “Deed of Amendment”) amending the terms of the EMEA Agreement pursuant to the Court Orders.

C.	On 24 November 2009, following the selection of the Purchaser as the successful Bidder at the Auction, the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Amendment Agreement (“Amendment No. 2”) amending the EMEA Agreement as amended by the Deed of Amendment.

D.	On 19 January, 2009, the Israeli Court granted Nortel Networks Israel (Sales and Marketing) Limited (In Administration) (the “Israeli Company”) with a stay of proceedings order and nominated the Joint Israeli Administrators as joint administrators of the Israeli Company creditors’ arrangement in connection with the Israeli Company, and further approved at a later date the continuation of all relevant rights, duties and obligations of the Joint Israeli Administrators pursuant to such stay of proceedings order.

AMENDMENT AGREEMENT (AMENDMENT No. 5)
E.	On 16 December, 2009, the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into a deed of amendment (“Amendment No. 3”), amending the EMEA Agreement as amended by the Deed of Amendment and Amendment No.2.

F.	On 13 January, 2010, the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into a deed of amendment (“Amendment No. 4”), amending the EMEA Agreement as amended by the Deed of Amendment, Amendment No.2 and Amendment No. 3 (such amended agreement the “Agreement”).

G.	On 15 March, 2010, the Sellers and the Purchaser entered into Amendment No. 3 to the Amended and Restated Asset Sale Agreement (the “North American Agreement Amendment No. 3”), amending certain terms of the North American Agreement, including, inter alia, extending the time (a) within which certain milestones are to be achieved by the TSA Sellers (as defined under the North American Agreement) and the Purchaser in connection with the provision of Transition Services (as defined in Section 5.28 of the Sellers Disclosure Schedule), (b) within which certain actions are to be performed by the Sellers and the Purchaser in relation to Bundled Contracts (as defined in the North American Agreement), and (c) of Closing.

H.	On 15 March, 2010, the Sellers and the Purchaser entered into Amendment No. 4 to the Amended and Restated Asset Sale Agreement (the “North American Agreement Amendment No. 4”), amending certain terms of the North American Agreement, including, inter alia, adding certain Affiliates of the Main Sellers that own certain patents that are to be transferred to the Purchaser upon Closing as parties to the North American Agreement.

I.	On 19 March, 2010, the Sellers and the Purchaser entered into Amendment No. 5 to the Amended and Restated Asset Sale Agreement (the “North American Agreement Amendment No. 5”), amending certain terms of the North American Agreement, including, inter alia, providing for the basis upon which the Purchaser may have access to Employee Records, and clarifying the effective time of transfer of legal title, equitable title and risk of loss with respect to the EMEA Assets and the EMEA Assumed Liabilities.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Unless the context otherwise requires, or unless otherwise defined in this Amendment, words and phrases defined in the Agreement (as amended by this Amendment) shall have the same meanings where used in this Amendment.

1.2	References in the Agreement to “this Agreement” shall, with effect from and including the Effective Date (as defined below) and unless the context dictates otherwise, be a reference to the Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereby” and “hereto” where they appear in the Agreement shall be construed accordingly.

2.	EFFECTIVE DATE

2.1	The parties hereto agree that for all purposes the terms of this Agreement shall be effective as of November 24, 2009 (the “Effective Date’).

3.	AMENDMENTS TO THE AGREEMENT

3.1	Clause 2.6 of the Agreement shall be amended by adding the words “Section 6.10 (Polish Tax Escrow)” after the words “Section 6.9 (Italian Tax Escrow)”.

3.2	Clause 4.1 of the Agreement is hereby deleted and replaced with:

AMENDMENT AGREEMENT (AMENDMENT No. 5)
“4.1 The completion of the purchase and sale of the EMEA Assets and the assumption of the EMEA Assumed Liabilities (the “Closing”) shall occur simultaneously with closing of the transaction contemplated by the North American Agreement and shall take place at the offices of Ogilvy Renault LLP in Toronto, Canada commencing at 9:00 a.m. local time on the date which is the later of (i) March 19, 2010, (ii) the date that is the earlier of (x) the Service Readiness Date and (y) May 7, 2010, and (iii) five (5) Business Days after the day upon which all of the conditions set forth under Clause 15 (conditions to Closing and Termination) of this Agreement (other than conditions to be satisfied at the Closing, but subject to the waiver or fulfillment of those conditions) have been satisfied or, if permissible, waived by the EMEA Sellers, the joint Administrators, or the joint Israeli Administrators, as applicable, and/or the Purchaser (as applicable), or on such other place, date and time as shall be mutually agreed upon in writing by the Purchaser, the EMEA Sellers, the joint Administrators and the joint Israeli Administrators (the day on which the Closing takes place being the “Closing Date”).

Legal title, equitable title and risk of loss with respect to the EMEA Assets will transfer to the Purchaser or the relevant EMEA Designated Purchaser, and the EMEA Assumed Liabilities will be assumed by the Purchaser or the relevant EMEA Designated Purchasers simultaneously in all jurisdictions at such time as the Closing actually occurs. For the avoidance of doubt, (i) all Transferring Employees shall transfer at the Transfer Date and (ii) for the purposes of calculating the Net Working Capital Transferred as of the Closing Date, all components thereof shall be determined as of 11:59 p.m. local time on the Closing Date in each applicable jurisdiction.”

3.3	In Clause 10.36 of the Agreement, reference to “by January 25, 2010 (or such later date as the Purchaser and the relevant EMEA Seller may mutually agree)” is hereby deleted and replaced with “on or before the date that is five (5) Business Days prior to the Closing Date”.

3.4	In Clause 15.3.2 of the Agreement, the reference to “30 April, 2010” is hereby deleted and replaced with “7 May, 2010”.

3.5	In Clause 15.4.2 of the Agreement, the reference to “30 April 2010” is hereby deleted and replaced with “7 May, 2010”.

3.6	A new definition is hereby inserted in Schedule 1 of the EMEA ASA as follows:

““North American Agreement Amendment No. 3” means Amendment No. 3 to the Amended and Restated Asset Sale Agreement between, inter alia, the Sellers and the Purchaser, amending certain terms of the North American Agreement, dated 15 March, 2010;”

““North American Agreement Amendment No. 4” means Amendment No. 4 to the Amended and Restated Asset Sale Agreement between the Sellers and the Purchaser, amending certain terms of the North American Agreement, dated 15 March, 2010;”

““North American Agreement Amendment No. 5” means Amendment No. 5 to the Amended and Restated Asset Sale Agreement between, inter alia, the Sellers and the Purchaser, amending certain terms of the North American Agreement, dated 19 March, 2010;”

3.7	The definition of “North American Agreement” in the Agreement is hereby deleted and replaced with the following:

““North American Agreement” means the asset sale agreement between Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc and certain of their Affiliates and the Purchaser dated 7 October 2009 as amended and restated on 24 November 2009 and as further amended on 3 December 2009, by the North American Agreement Amendment No. 2, by the North American Agreement Amendment No. 3, the North American Agreement Amendment No. 4 and the North American Agreement Amendment No. 5;”

AMENDMENT AGREEMENT (AMENDMENT No. 5)
3.8	The definition of “Sellers Disclosure Schedule” in the Agreement shall be deleted and replaced with the following:

““Sellers Disclosure Schedule” means the disclosure schedule delivered, in relation to the North American Agreement, by the Sellers to the Purchaser on October 7, 2009, as further amended by the North American Agreement Amendment No. 2, the North American Agreement Amendment No. 3, the North American Agreement Amendment No. 4 and the North American Agreement Amendment No. 5;”

3.9	The definition of “Cash Purchase Price” in the Agreement shall be deleted and all references thereto in the Agreement shall be replaced with “Purchase Price”.

3.10	The definition of “Convertible Notes” in the Agreement shall be deleted and all references thereto in the Agreement are hereby deleted.

3.11	Clause 9.3 o f the Agreement is hereby deleted and replaced with:

“9.3 Notwithstanding that the EMEA Sellers, Joint Administrators and the Joint Israeli Administrators are not party to the North American Agreement, the EMEA Sellers, hereby agree that the obligations of the EMEA Sellers set out in Sections 2.2.1 (Purchase Price), 2.2.2 (Estimated Purchase Price), 2.2.4 (Purchase Price Adjustment), 2.2.5 (Escrows), 2.2.6 (Purchase Price Allocation), 2.2.7 (Certain Payment Mechanics), 5.18 (Termination of Overhead and Shared Services), 5.37 (Deposit), 6.8 (EMEA Tax Escrow), 6.9 (Italian Tax Escrow), 6.10 (Polish Tax Escrow) 8.5 (b) Registration Procedures; 8.8 (Indemnification) and 8.9 (Trading Limitation) of the North American Agreement, and Section 5.28 (other than subection (k) (Taxes)) of the Sellers’ Disclosure Schedule, are hereby incorporated into this Agreement by reference, and are enforceable against the EMEA Sellers in accordance with the terms of such Sections as if set out in this Agreement and subject to the limitations set forth in this Agreement, under the terms of this Agreement.”

3.12	Clause 11.21 of the Agreement shall be amended by adding the words “and Section 6.10 (Polish Tax Escrow)” after the words “Section 6.9 (Italian Tax Escrow)”.

3.13	Clause 11 of the Agreement shall be amended as follows:

“11.27 The Purchaser represents and warrants that:
11.27.1	As at Closing, neither Ciena Communications Inc nor Ciena Communications International LLC:
(A)	has established its business or has any fixed establishment in any Member State for the purposes of Article 44 of the EC Council Directive 2006/112 on the common system of value added tax or any national legislation implementing Article 44 of the Directive or any predecessor to it or supplemental to Article 44 of the Directive (in each case, the “VAT Rules”), or has its permanent address in any Member State for the purposes of Article 44 of the VAT Rules, or usually resides in any Member State for the purposes of Article 44 of the VAT Rules; or

(B)	has an establishment, fixed establishment, address, place of business, place of residence, branch, agency, office or presence of any kind or any equivalent to any of the foregoing (a “Relevant VAT Presence”) in any of Switzerland, Israel or Russia for the purposes of any legislation of, applicable to or enforceable in any of Switzerland, Israel or Russia relating to any sales or turnover tax imposed in any such country of a similar nature to value added

AMENDMENT AGREEMENT (AMENDMENT No. 5)
tax imposed in any Member State of the European Union pursuant to the VAT Rules;
11.27.2 As a consequence of Ciena Communications Inc and Ciena Communications International LLC not having established their business, not having a fixed establishment or permanent address in any Member State and/or not usually residing in any Member State, no liability to VAT will arise in any Member State as a result of Article 44 of the VAT Rules on any supply of any EMEA Assets or (if relevant) assumption of any EMEA Assumed Liabilities qualifying as a supply of services for VAT purposes, where the relevant supply is made or deemed to be made by any EMEA Seller to Ciena Communications Inc or Ciena Communications International LLC.

11.28 If, as a result of a breach of any of the representations and warranties contained in Clause 11.27 above, an amount or additional amount of VAT is or becomes chargeable in respect of a supply of the type referred to in Clause 11.27.2 of this Agreement, the Purchaser shall procure that Ciena Communications Inc or Ciena Communications International LLC (as applicable) shall pay to the relevant EMEA Sellers a sum equal to the amount of VAT or additional VAT determined by the relevant EMEA Seller to be so chargeable (for the avoidance of doubt, including any penalties and interest chargeable thereon), with payment to be made by Ciena Communications Inc or Ciena Communications International LLC no later than the date falling three (3) Business Days after Ciena Communications Inc’s or Ciena Communications International LLC’s receipt of an appropriate valid VAT invoice.

11.29 For the avoidance of doubt, the rights of the EMEA Sellers contained in Clause 11.28 above are in addition to, and without prejudice to, any other rights the EMEA Sellers may have under this Agreement”

3.14	A new Section 15 is hereby added to Schedule 6 of the Agreement and shall read as follows:

“15.1 The EMEA Sellers and the Purchaser agree to the following with respect to the Transferring Employees who participate as of the Closing Date in Nortel’s Global Sales Incentive Compensation Plan, effective January 1 2010 (the “SIC Plan” and such employees “EMEA Transferring Sales Employees”):

The EMEA Sellers shall be responsible for paying sums due under the SIC Plan in respect of the EMEA Transferring Sales Employees to the extent accrued prior to and on the Closing Date and shall pay such amounts (and any related Taxes arising out of such payment) on approximately the same date the EMEA Sellers pay similarly-situated employees of the EMEA Sellers who participate in the SIC Plan. The Purchaser shall, or shall procure that the relevant EMEA Designated Purchaser shall, be responsible for paying sums due under the SIC Plan in respect of the EMEA Transferring Sales Employees to the extent accrued after the Closing Date. The EMEA Sellers shall calculate the amounts payable by the Purchaser for the period starting the day after the Closing Date to 30 June 2010 (inclusive) in accordance with the applicable terms of [Appendix B-1] [Annex B2 to Schedule B] of the Transition Services Agreement and shall deliver such calculations to the Purchaser as provided therein. The Purchaser shall, or shall procure that the relevant EMEA Designated Purchaser shall, pay such calculated sums (and any related Taxes arising out of such payment) to the EMEA Transferring Sales Employees within 20 Business Days of the receipt of such calculations from the EMEA Sellers”.

3.15	A new Section 16 is hereby added to Schedule 6 of the Agreement and shall read as follows:

“16.1 It is acknowledged by the parties that the employment of the Transferring Employees will transfer to the Purchaser or the relevant EMEA Designated Purchaser on Closing pursuant to and in accordance with the terms of this Agreement. Notwithstanding this, the Relevant EMEA Sellers shall until 31 March 2010 continue to provide the benefits listed

AMENDMENT AGREEMENT (AMENDMENT No. 5)
below (which are currently provided to the relevant Transferring Employees by such Relevant EMEA Sellers), subject to the terms of the applicable policies and schemes, except for any terms that would prohibit participation under such policies and schemes by such Transferring Employees by virtue of their status as employees of a different employer. For the avoidance of doubt, the Purchaser shall, or the relevant EMEA Designated Purchaser shall, be responsible for providing all other benefits to the Transferring Employees with effect from Closing and shall become responsible for providing the benefits listed below for the period after 31 March 2010:
16.1.1	Car leases in respect of the relevant Transferring Employees in France, Germany, Italy, Netherlands, Spain and the UK;

16.1.2	Pension and related life and AD&D benefits in respect of the relevant Transferring Employees in Austria;

16.1.3	TFR; pension (for both Dirigenti & Non-Dirigenti Transferring Employees); and health insurance; in respect of the relevant Transferring Employees in Italy; and

16.1.4	Health insurance; life insurance and nursery tickets in respect of the relevant Transferring Employees in Spain.
16.2 The Purchaser agrees that it will reimburse and indemnify the relevant EMEA Sellers for the costs actually and reasonably incurred by the EMEA Sellers in providing the benefits listed at 16.1.1 to 16.1.4 solely in respect of the period from the Closing Date until the EMEA Sellers cease to provide such benefits on 31 March 2010 (such costs to include the cost of any claims, demands, complaints, liabilities, losses, damages, costs and expenses arising from the provision of such benefits by the EMEA Sellers solely in respect of the period from the Closing Date until 31 March 2010), within 5 working days of receipt of written confirmation that the amounts in question have been paid by the relevant EMEA Sellers; provided, however, that such costs (other than relevant insurance premium payments which, for the avoidance of doubt, Ciena will reimburse) shall not include those costs that are otherwise satisfied by applicable insurance policies related to such benefits in the ordinary course and consistent with past practice.”

3.16	A new Section 17 is hereby added to Schedule 6 of the Agreement and shall read as follows:

“The Purchaser agrees that it will reimburse the relevant EMEA Sellers for the costs actually and reasonably incurred by the EMEA Sellers, up to a maximum of $100k in aggregate, in relation to prepaid travel payments for the Transferring Employees, to the extent that these expenses relate to any period of time after the Closing Date. The Purchasers will reimburse the EMEA Sellers for such sums within 60 days of receipt of reasonable evidence that the amounts in question have been paid by the EMEA Sellers. To the extent that the EMEA Sellers receive any refund or rebate or are notified that they are to receive any refund or rebate in relation to such sums within such 60 day period, the EMEA Sellers will inform the Purchaser of such refund or rebate, and the Purchaser shall be entitled to deduct such refund or rebate from the sums payable by the Purchaser under this Clause 17.”

4.	EXCLUSION OF LIABILITY AND ACKNOWLEDGEMENT

4.1	Subject to Clause 4.6, notwithstanding that this Agreement shall have been signed by the Joint Administrators and the Joint Israeli Administrators both in their capacities as administrators of the EMEA Debtors for and on behalf of the EMEA Debtors and of the Israeli Company for and on behalf of the Israeli Company respectively and in their personal capacities, it is hereby expressly agreed and declared that no personal Liability under or in connection with this Agreement shall fall on the Joint Administrators, the Joint Israeli Administrators or their respective firm, partners, employees, agents, advisers or representatives whether such personal Liability would arise under paragraph 99(4) of schedule B1 to the Insolvency Act, or

AMENDMENT AGREEMENT (AMENDMENT No. 5)
otherwise howsoever. For the avoidance of doubt, this Clause 4.1 shall not operate to prevent any claim of the Purchaser against the EMEA Debtors under this Agreement or the Agreement being an expense of the administration as described in Paragraph 99(4) of Schedule B1 and Rule 2.67 of the Insolvency Act or against the Israeli Company under this Agreement being “expenses of the stay of proceedings”.

4.2	Subject to Clause 4.6, it is hereby expressly agreed and declared that no personal Liability, or any Liability whatsoever, under or in connection with this Agreement shall fall on any of the Non-Debtor Seller Directors howsoever such Liability should arise.

4.3	For the avoidance of doubt, (but without prejudice to the other terms of this Agreement) the parties hereby agree that the terms of Clauses 4.1 and 4.2 do not, in and of themselves, provide that the Purchaser is under any obligation to indemnify, nor become liable or responsible for, any actions, proceedings, claims, demands, costs, expenses, damages, compensation, fines, penalties or other Liabilities against the Joint Administrators, the Joint Israeli Administrators or the Non-Debtor Seller Directors by any Person.

4.4	The Joint Administrators and the Joint Israeli Administrators are party to this Agreement in their personal capacities only for the purpose of receiving the benefit of this Clause 4 and the exclusions, limitations, undertakings, covenants and indemnities in their favour contained in this Agreement. The Purchaser acknowledges and agrees that in the negotiation and the completion of this Agreement the Joint Administrators and the Joint Israeli Administrators are acting only as agents for and on behalf of the EMEA Debtors and the Israeli Company, respectively, and without any personal Liability whatsoever.

4.5	Subject to Clause 4.6, the Purchaser further acknowledges that it has entered into this Agreement without reliance on any warranties or representations made by the EMEA Sellers or by any of their employees, agents or representatives, or by the Joint Administrators, the Joint Israeli Administrators or any of their respective firms, partners, employees, agents, advisors or representatives and (save in respect of fraud, fraudulent misrepresentation or fraudulent misstatement) it shall not have any remedy in respect of any misrepresentation or untrue statement by such persons made by or on behalf of any other party to this Agreement.

4.6	Nothing in this Clause 4 or any other provision of this Agreement shall prevent any party from bringing any action against any other party, whether in a personal or any other capacity, for fraud, fraudulent misrepresentation or fraudulent misstatement.

5.	MISCELLANEOUS

5.1	No party hereto shall have any liability to the extent arising in connection with, as a result of, or arising out of the failure of the parties hereto (or any such party) prior to the execution of this Agreement to meet any milestone that is updated pursuant to the North American Agreement Amendment No. 3, the North American Agreement Amendment No. 4 and the North American Agreement Amendment No. 5, and if any liability has accrued to any such party (the “First Party”), each other party hereby irrevocably waives any recourse and rights that would have otherwise been available to it against the First Party. For the avoidance of doubt, this Clause 5.1 shall not waive any liability or recourse of the parties (or any party) for any failure to meet any milestone or deadline as revised by this Agreement or the North American Agreement Amendment No. 3, the North American Agreement Amendment No. 4 and the North American Agreement Amendment No. 5 (including any failure resulting from any action or failure to act prior to the date hereof).

5.2	Each party shall bear its own costs and expenses in relation to this Agreement and the matters referred to in this Agreement.

5.3	None of the rights or obligations and undertakings set out in this Agreement may be assigned or transferred without the prior written consent of all the parties except for direct assignment

AMENDMENT AGREEMENT (AMENDMENT No. 5)
by the Purchaser to a EMEA Designated Purchaser in accordance with Clauses 4.4 and 4.5 of the Agreement (provided that the Purchaser remains liable jointly and severally with its assignee EMEA Designated Purchaser for the assigned obligations). Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	In the event that any provision of this Agreement shall be void or unenforceable by reason of any provision of applicable Law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Agreement so far as possible (unless such invalidity or unenforceability materially impairs the ability of the parties hereto to consummate the transactions contemplated by this Agreement).

5.5	The provision for services of notices set out in Clause 17 (Notices and Receipts) of the Agreement shall also apply for the purposes of this Agreement.

5.6	This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

5.7	Without prejudice to Clause 4 (Exclusion of Liability and Acknowledgement) of this Agreement to the extent that the benefit of any provision in this Agreement is expressed to be conferred upon:
5.7.1	the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the EMEA Debtors or the Israeli Company (as the case may be) shall hold such benefit as trustees for each Joint Administrators, or the Joint Israeli Administrators; and

5.7.2	the firm, partners, employees, agents, advisers and/or representatives of the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the Joint Administrators and/or the Joint Israeli Administrators (as the case may be) (or failing that the EMEA Debtors or the Israeli Company) shall hold such benefit as trustees for each such person.
5.8	The provisions of this Agreement relating to the Joint Administrators or the Joint Israeli Administrators in their personal capacities shall survive for the benefit of the Joint Administrators, the Joint Israeli Administrators, their firm, partners, employees, agents, advisers and representatives notwithstanding the discharge of the Joint Administrators as joint administrators of the EMEA Debtors, or the Joint Israeli Administrators as administrator of the Israeli Company, and shall be in addition to and not in substitution for any other right or indemnity or relief otherwise available to each of them.

5.9	No failure to exercise nor any delay in exercising, on the part of any party, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

5.10	No party shall be deemed to have waived any provision of this Agreement unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. This Agreement shall not be amended, altered or qualified except by an instrument in writing signed by all the parties hereto.

5.11	The parties hereby agree and acknowledge that notwithstanding any terms of the deed of transfer executed between Nortel Networks S.p.a. (in administration) and Ciena Limited (Italian branch) before an Italian Notary Public on March 19th, 2010 (in order to make the transfer set out therein enforceable against third parties under the Italian law and to comply with mandatory Italian laws) (the “Deed of Transfer”), (i) the Deed of Transfer shall not

AMENDMENT AGREEMENT (AMENDMENT No. 5)
supersede or otherwise amend the terms of the EMEA ASA (whether under English or Italian law), (ii) in the case of any dispute arising out of or in connection with the Deed of Transfer (including any non-contractual disputes in relation thereto), the relevant provisions of the EMEA ASA, including the provisions relating to governing law and jurisdiction, shall apply; (iii) in the event that any inconsistency, ambiguity or difference is revealed between any provision of the EMEA ASA and any provision of the Deed of Transfer, the terms of the EMEA ASA will prevail; (iv) the allocations set out in the Deed of Transfer (the “Allocations”) are solely for the purpose of complying with local law requirements and to generally facilitate the closing of the transactions contemplated by the North American Agreement and the Agreement and for the avoidance of doubt, the Allocations shall not determine, ratify or adopt or have any impact whatsoever on the allocation of the sales proceeds for this transaction among the various selling parties to and contemplated by the North American Agreement and the Agreement; and v) the parties reserve the right to argue the appropriateness or otherwise of the Allocation, and the methodology used in the Allocations, in any discussions or disputes between the various selling parties to and contemplated by the North American and the Agreement.

5.12	This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement and no term of this Agreement is enforceable under the Contract (Right of Third Parties) Act 1999 by a person who is not a party to this Agreement.

6.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

6.1	This Agreement is governed by and shall be construed in accordance with English Law.

6.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the parties agree to the exclusive jurisdiction of the English courts, except as mutually agreed by the parties.

6.3	The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

6.4	Notwithstanding anything in this Agreement, any claim, action or proceeding brought against the Joint Israeli Administrators relating to (i) the capacity of the Joint Israeli Administrators to act as agents of the Israeli Company, (ii) the personal liability of the Joint Israeli Administrators, their firm, partners, employees, advisors, representatives or agents, (iii) their qualification to act as trustees in accordance with the Israeli Court’s order, (iv) their appointment as Joint Israeli Administrators of the Israeli Company and their status as such or (v) the statutory duties of the Joint Israeli Administrators or the legal obligations solely in relation to the exercise of their powers, duties or functions as administrators of the Israeli Company, shall be governed by laws of the State of Israel and shall be subject to the exclusive jurisdiction of the Israeli courts.

6.5	The Purchaser irrevocably appoints Ciena Limited of 43 Worship Street, London EC2A 2DX as its agent in England for service of process, and each of the EMEA Sellers irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX as its agent in England for service of process.
IN WITNESS whereof the parties have executed this Agreement on the date first mentioned above.

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
UK Limited (in administration) by Christopher	)	Christopher Hill
Hill	)
as Joint Administrator (acting as agent and	)
without personal liability) in the presence of:

Witness signature

/s/ Daniel Eziefula	)
Name: Daniel Eziefula	)
Address: Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel GmbH	)	/s/ Christopher Hill
(in administration) by Christopher Hill	)	Christopher Hill
as Joint Administrator (acting as agent and	)
without personal liability) in the presence of:	)

Witness signature

/s/ Daniel Eziefula	)
Name: Daniel Eziefula	)
Address: Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill

SpA (in administration) by Christopher Hill	)	Christopher Hill
as Joint Administrator (acting as agent and	)
without personal liability) in the presence of:	)

Witness signature

/s/ Daniel Eziefula	)
Name: Daniel Eziefula	)
Address: Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
Hispania S.A. (in administration) by	)	Christopher Hill
Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:	) )

Witness signature

/s/ Daniel Eziefula	)
Name: Daniel Eziefula	)
Address: Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
B.V.	)	Christopher Hill
(in administration) by Christopher Hill	)
as Joint Administrator (acting as agent and	)
without personal liability) in the presence of:	)

Witness signature

/s/ Daniel Eziefula	)
Name: Daniel Eziefula	)
Address: Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
AB (in administration) by Christopher Hill	)	Christopher Hill
as Joint Administrator (acting as agent and	)
without personal liability) in the presence of:	)

Witness signature

/s/ Daniel Eziefula	)
Name: Daniel Eziefula	)
Address: Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

AMENDMENT AGREEMENT (AMENDMENT No. 5)

SIGNED for and on behalf of Nortel Networks		)	/s/ Christopher Hill
N.V. (in administration) by Christopher Hill		)	Christopher Hill
as Joint Administrator (acting as agent and without personal liability) in the presence of:		) )

Witness signature

/s/ Daniel Eziefula		)

Name:	Daniel Eziefula	)
Address:	Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks		)	/s/ Christopher Hill
(Austria) GmbH (in administration) by Christopher Hill		) )	Christopher Hill
as Joint Administrator (acting as agent and without personal liability) in the presence of:		)

Witness signature

/s/ Daniel Eziefula		)

Name:	Daniel Eziefula	)
Address:	Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks		)	/s/ Christopher Hill
Polska Sp. z.o.o. (in administration) by Christopher Hill		)	Christopher Hill
as Joint Administrator (acting as agent and without personal liability) in the presence of:		) )

Witness signature

/s/ Daniel Eziefula		)

Name:	Daniel Eziefula	)
Address:	Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

AMENDMENT AGREEMENT (AMENDMENT No. 5)

SIGNED for and on behalf of Nortel Networks		)	/s/ Christopher Hill
Portugal S.A. (in administration) by Christopher Hill		) )	Christopher Hill
as Joint Administrator (acting as agent and without personal liability) in the presence of:		)

Witness signature

/s/ Daniel Eziefula		)
Name:	Daniel Eziefula	)
Address:	Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

SIGNED for and on behalf of Nortel Networks		)	/s/ Christopher Hill
s.r.o. (in administration) by Christopher Hill		) )	Christopher Hill

as Joint Administrator (acting as agent and without personal liability) in the presence of:		)

Witness signature

/s/ Daniel Eziefula		)

Name:	Daniel Eziefula	)
Address:	Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

AMENDMENT AGREEMENT (AMENDMENT No. 5)
SIGNED for and on behalf of Nortel Networks		)	/s/ Kerry Trigg
France S.A.S. (in administration) by Kerry Trigg acting as authorised representative for Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:		) ) ) )	Kerry Trigg

Witness signature

/s/ Sharon Perlmutter		)

Name:	SHARON PERLMUTTER	)
Address:		)

AMENDMENT AGREEMENT (AMENDMENT No. 5)

SIGNED outside of the Republic of Ireland for and		)	/s/ Alan Bloom
on behalf of Nortel Networks (Ireland) Limited		)	Alan Bloom
(in administration) by Alan Bloom in the presence of:		) )	Location: London

Witness signature

/s/ Daniel Eziefula		)

Name:	Daniel Eziefula	)
Address:	Herbert Smith LLP, Exchange House, London, EC2A 2HS, England	)

AMENDMENT AGREEMENT (AMENDMENT No. 5)
SIGNED by John Freebairn		)	/s/ John Freebairn
duly authorised for and on behalf of Nortel		)	John Freebairn
Networks (Northern Ireland) Limited in the presence of:		)

Witness signature

/s/ Tina McAuley		)

Name:	Tina McAuley	)
Address:	10 Knockagh Heights Carrickfergus BT 38 8QZ	)

AMENDMENT AGREEMENT (AMENDMENT No. 5)

SIGNED by Maria Stanko	)	/s/ Maria Stanko

duly authorised for and on behalf of o.o.o.	)	Maria Stanko
Nortel Networks in the presence of:	)	[SEAL]

Witness signature

/s/ Maxim Deyneka	)
Name: Maxim Deyneka	)
Address: Russia, Moscow	)
13 - 70, Dubninskaya str.

AMENDMENT AGREEMENT (AMENDMENT No. 5)

SIGNED by Sharon Rolston	)	/s/ Sharon Rolston

duly authorised for and on behalf of Nortel	)	Sharon Rolston
Networks AG in the presence of:	)

Witness signature

/s/ B. scherwath	)
Name: B. SCHERWATH	)
Address: c/o NORTEL NETWORKS UK LTD	)
WESTACOTT WAY
MAIDENHEAD
SLG 3QH
UK

AMENDMENT AGREEMENT (AMENDMENT No. 5)
SIGNED for and on behalf of Nortel Networks	)
Israel (Sales and Marketing) Limited (in	)	/s/ Yaron Har-Zvi
administration) by Yaron Har-Zvi and Avi D.	)	Yaron Har-Zvi
Pelossof as Joint Israeli Administrators (acting
jointly and without personal liability) in	)	/s/ Avi D. Pelossof
connection with the Israeli Assets and	)	Avi D. Pelossof
Liabilities:	)
)
)

)
)
)

AMENDMENT AGREEMENT (AMENDMENT No. 5)
SIGNED by Yaron Har-Zvi		)	/s/ Yaron Har-Zvi
		)	Yaron Har-Zvi
in his own capacity and on behalf of the Joint Israeli Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Israeli Administrators:		)

Witness signature

/s/ Gilal Gittlemen		)

Name:	Gilal Gittlemen	)
Address:	3 Aminatov St, Tel-Ariv.	)

SIGNED by Avi D. Pelossof		)	/s/ Avi D. Pelossof
		)	Avi D. Pelossof
in his own capacity and on behalf of the Joint Israeli Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Israeli Administrators:		)

Witness signature

/s/ Gilal Gittlemen		)

Name:	Gilal Gittlemen	)
Address:	3 Aminatov St, Tel-Ariv.	)

AMENDMENT AGREEMENT (AMENDMENT No. 5)
SIGNED by Alan Bloom		)	/s/ Alan Bloom
		)	Alan Bloom
in his own capacity and on behalf of the Joint Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Administrators in the presence of:		)

Witness signature

/s/ WILIMA GRAHAM		)

Name:	WILIMA GRAHAM	)
Address:		)

AMENDMENT AGREEMENT (AMENDMENT No. 5)
SIGNED by David Rothenstein		)	/s/ David M. Rothenstein
		)	David M. Rothenstein
duly authorised for and on behalf of Ciena Corporation in the presence of:		)

Witness signature

/s/ FRANCES M. JACKSON		)

Name:	FRANCES M. JACKSON	)
Address:	c/o Ciena Corporation 1201 Winterson Rd Linthieum MD 21090)